UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
___________

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	May 10, 2006

Targeted Genetics Corporation
(Exact name of registrant as specified in its charter)

Washington	0-23930	91-1549568
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1100 Olive Way, Suite 100, Seattle, Washington	98101
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code	(206) 623-7612

Not Applicable
(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.03.    Material Modification to Rights of Security Holders.

On May 10, 2006, Targeted Genetics Corporation effected a one-for-ten reverse split of its capital stock, or the Reverse Stock Split, upon the filing of amended and restated articles of incorporation as described in Item 5.03 below. Pursuant to the Reverse Stock Split, each holder of ten shares of Targeted Genetics Common Stock immediately prior to the effectiveness of the Reverse Stock Split became the holder of one share of Targeted Genetics Common Stock, and the number of authorized shares of Targeted Genetics Common Stock and Preferred Stock were proportionally reduced. As a result of the Reverse Stock Split, every ten shares of Targeted Genetics’ Common Stock that were issued and outstanding as of May 10, 2006 were automatically combined into one issued and outstanding share without any change in the par value of such shares. No fractional shares were issued in connection with the Reverse Stock Split. Shareholders who are entitled to fractional shares will receive cash in lieu of receiving fractional shares.

As of the opening of The Nasdaq Capital Market on May 11, 2006, Targeted Genetics’ Common Stock began trading on a split-adjusted basis under the trading symbol “TGEND” for a period of 20 trading days. Commencing June 12, 2006, Targeted Genetics’ Common Stock will resume trading under the symbol “TGEN.”

Pursuant to Section 12 of the Rights Agreement dated as of October 17, 1996 between Targeted Genetics and Mellon Investor Services LLC, as Rights Agent, or the Rights Agreement, (a) each outstanding Right (as defined in the Rights Agreement) will be adjusted such that every ten Rights outstanding on the effective date of the Reverse Stock Split shall be converted into one Right (such that one Right will continue to be associated with each outstanding share of Common Stock after giving effect to the Reverse Stock Split), with each such Right continuing to represent the right to purchase one one-hundredth of a share of Series A Participating Cumulative Preferred Stock, (b) the Purchase Price (as defined in the Rights Agreement) will be proportionately adjusted to $400; and (c) the Redemption Price (as defined in the Rights Agreement) will be proportionately adjusted to be $0.10 per Right.

A copy of Targeted Genetics’ press release dated May 11, 2006 announcing the Reverse Stock Split is attached as Exhibit 99.1 to this current report and is incorporated herein by reference.

Item 5.03.     Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On May 10, 2006, Targeted Genetics filed amended and restated articles of incorporation with the Washington Secretary of State to (i) effect the Reverse Stock Split, (ii) establish the authorized shares of Common Stock at 18,000,000 shares and the authorized shares of Preferred Stock at 600,000 shares (of which 180,000 shares are designated Series A Participating Cumulative Preferred Stock) and (iii) make other ministerial changes. The amended and restated articles of incorporation became effective upon filing. A copy of the amended and restated articles of incorporation is attached to this current report as Exhibit 3.1 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

Exhibits.
(d)
3.1	Amended and Restated Articles of Incorporation of Targeted Genetics Corporation
99.1	Press Release of Targeted Genetics Corporation dated May 11, 2006

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Targeted Genetics Corporation

Dated: May 12, 2006	By:	/s/ H. Stewart Parker
H. Stewart Parker
President and Chief Executive Officer

INDEX TO EXHIBITS

Exhibit Number	Description

3.1	Amended and Restated Articles of Incorporation of Targeted Genetics Corporation
99.1	Press Release of Targeted Genetics Corporation dated May 11, 2006